RESTATED
                     ARTICLES OF INCORPORATION

                                OF

                    PICCADILLY CAFETERIAS, INC.


        Piccadilly   Cafeterias,   Inc.,   a   Louisiana  corporation  (the
"Corporation"), through its undersigned President and Secretary and by authority of its Board of Directors, does hereby certify the following:

        FIRST:   The  Restated  Articles  of  Incorporation  set  forth  in paragraph FIFTH below accurately set forth the Articles of Incorporation of the Corporation and all amendments thereto in effect at the date hereof.

        SECOND:  Each amendment has been effected in conformity with law.

        THIRD: The date of incorporation of the Corporation was July 1, 1965, and the date of these Restated Articles of Incorporation is March 12, 1999.

        FOURTH: By unanimous written consent the Corporation's Board of Directors adopted resolutions authorizing the restatement of the articles of incorporation as set forth below.

        FIFTH: The Restated Articles of Incorporation of the Corporation are as follows:

                                 ARTICLE I
                                   NAME

        The Name of this Corporation is PICCADILLY CAFETERIAS, INC.

                                ARTICLE II
                           OBJECTS AND PURPOSES

        The objects and purposes for which this Corporation is organized and the nature of the business and/or businesses to be carried on by it are stated and declared to be as follows, to-wit:

        A. To engage in the business of operating, conducting and maintaining a cafeteria or cafeterias, with authority to own, lease and operate all plants, equipment and facilities necessary, incident or pertaining thereto.

        B. To engage in the business of operating, constructing, leasing and acquiring restaurants, eating establishments, factories, plants, warehouses and supply houses for all types of products and equipment and to sell same at retail or wholesale.

        C. To engage in the business of constructing, leasing and operating shopping centers, all types of rental property, and to engage in joint ventures of all types with others.

        D.   To do all other things related to and necessary  to  carry  on
             the   above  purposes,  to  endorse  notes  and  to  guarantee
             obligations of others.

                                ARTICLE III
                                 DURATION

        The duration of this Corporation shall be perpetual.

                                ARTICLE IV
                             REGISTERED OFFICE

                      [omitted intentionally]


                                 ARTICLE V
                             REGISTERED AGENTS

                      [omitted intentionally]

                                ARTICLE VI
                             AUTHORIZED SHARES

        The aggregate number of shares that the Corporation shall have the authority to issue is one hundred fifty million (150,000,000) shares, without par value, of which one hundred million (100,000,000) shall be Common Stock and fifty million (50,000,000) shall be Preferred Stock. Shareholders shall have no preemptive rights.

        The Preferred Stock may be divided into and issued in one or more series, and the preferences, limitations and relative rights of such shares may vary between series in any and all respects but shall not vary within a series. The Board of Directors of the Corporation is hereby expressly vested with the authority to amend these Articles of Incorporation to fix the preferences, limitations and relative rights, including without limitation, voting rights, of the shares of Preferred Stock, and to establish and fix variations in relative rights as between any established and designated series thereof, to the fullest extent permitted by the Louisiana Business Corporation Law, as now or hereafter in force, and to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series below the number of shares within such series that is then issued. The designations, preferences, limitations and relative rights, including voting rights, of any Preferred Stock to be issued shall be fixed by adoption by the Board of Directors of an amendment to these Articles of Incorporation.

        Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 500,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

        Section 2. Dividends and Distributions.

             (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on September 30, December 31, March 31 and June 30 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of $1.00 and subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock of the Corporation, no par value, (any such Common Stock, the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after November 6, 1998 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause 2(a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses 2(a)(ii)(A) and 2(a)(ii)(B) above); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

        Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

             (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (b) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

             (c) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two Directors.

                  (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph 3(c)(iii) hereof or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders; provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                  (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President and Chief Executive Officer or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

                  (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph 3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph 3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                  (v)  Immediately upon the expiration of a default period,
(x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph 3(c)(ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the articles of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

             (d) The Articles of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

             (e) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

        Section 4. Certain Restrictions.

             (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Articles of Incorporation or as otherwise permitted under Louisiana Law.

        Section 6. Liquidation, Dissolution and Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $0.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights
Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause
(1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7. Consolidation, Merger, Etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8. No Redemption.   The  Series A Preferred Stock shall not
be redeemable.

        Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

        Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                ARTICLE VII
                              PAID-IN CAPITAL

        The amount of paid-in capital with which the Corporation shall begin business is One Thousand and no/100 ($1,000.00) Dollars, which will be paid in cash.

                               ARTICLE VIII
                                 DIRECTORS

        A. The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more classes or series of preferred stock of the Corporation or any other class or series of stock of the Corporation other than the Common Stock, which may at some time be outstanding, voting separately as a class or classes) shall be determined as provided in the bylaws of the Corporation.

        B. The Board of Directors (exclusive of directors to be elected by the holders of any one or more classes or series of preferred stock of the Corporation or any other class or series of stock of the Corporation other than the Common Stock, which may at some time be outstanding, voting separately as a class or classes) shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1988, three directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, three directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and four directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of shareholders, the respective successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

        C. Any vacancies in the Board of Directors, for any reason, and any newly created directorships resulting from any increase in the number of directors shall be filled by the Board of Directors, acting by not less than a majority of the directors then in office, although less than a quorum. Any directors so chosen to fill any such vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen and until their respective successors shall be duly elected and qualified. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of preferred stock of the Corporation or any other class or series of stock of the Corporation other than the Common Stock, which may at some time be outstanding, shall have the right, voting separately as a class or classes, to elect one or more directors of the Corporation, the provisions of this section (C) of this
Article VIII shall not apply with respect to the director or directors elected by such holders of preferred stock or other stock. No decrease in the number of directors shall shorten the term of any incumbent director.

        D. Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed only with cause and only by the affirmative vote of the holders of two-thirds (2/3rds) of all shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more classes or series of preferred stock of the Corporation or any other class or series of stock of the Corporation other than the Common Stock, which may at some time be outstanding, shall have the right, voting separately as a class or classes, to elect one or more directors of the Corporation, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VIII unless expressly provided by such terms.

        E. Except as otherwise provided in these Articles of Incorporation, the number, classification, qualifications, terms of office, manner of election, times and places of meetings, and the powers and duties of the directors shall be as, from time to time, fixed by the bylaws.

        F. Any director absent from a meeting may be represented by any other director or shareholder who may cast the vote of the absent director according to the written instructions, general or special, of said absent director, filed with the secretary.

        G. Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the Corporation to the contrary (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of the Corporation) and in addition to any other requirements of the provisions of any class or series of stock of the Corporation which may be outstanding, no amendment to these Articles of Incorporation shall amend, alter, change or repeal any provision of paragraphs (A) through (D) of this Article VIII unless the amendments effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of not less than eighty percent (80%) of all shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, provided that this paragraph (G) shall not apply to, and only such vote as shall be required by statute shall, subject to the provisions of any class or series of stock of the Corporation which may at the time be outstanding, be required for any amendment, alteration, change or repeal recommended to the shareholders pursuant to a resolution of the Board of Directors of the Corporation, provided that affirmative votes for such resolution shall have been cast by not less than a majority of the "Continuing Directors," as defined below, then in office. For purposes of the immediately preceding sentence, the term "Continuing Directors" means any member of the Board of Directors of the Corporation who held the office of director on August 15, 1988 or who thereafter was elected director either (1) by a resolution adopted by the Board of Directors, provided that affirmative votes for such resolution shall have been cast by not less than a majority of the Continuing Directors then in office, or (2) by a vote of the shareholders of the Corporation after his or her nomination as a director was recommended for submission to the shareholders of the Corporation by a resolution adopted by the Board of Directors, provided that affirmative votes for such resolution shall have been cast by not less than a majority of the Continuing Directors then in office.

                                ARTICLE IX
                               INCORPORATORS

                         [omitted intentionally]


                                 ARTICLE X
                  RIGHT TO PURCHASE AND/OR REDEEM SHARES

        The Corporation may purchase and/or redeem its own shares in the manner and under the conditions provided in Section 23 and 45 of the Business Corporations Law. Such shares so purchased (unless it is desired that such shares be canceled) shall be considered treasury shares, and may be re-issued and disposed of as authorized by law or may be canceled and the capital stock reduced, as the board of directors may, from time to time, determine.

                                ARTICLE XI
                          COMPROMISE ARRANGEMENTS

        This Corporation claims, and shall have the benefit of the provisions of Section 63 of the Business Corporations Law.

                                ARTICLE XII
                                 DIVIDENDS

        If at any time this Corporation should own wasting assets intended for sale in the ordinary course of business, or shall own property having a limited life, it may pay dividends from the net profits arising from such assets, without deduction for depreciation or depletion of assets thereby sustained.

                               ARTICLE XIII
                  VOLUNTARY TRANSFER OF CORPORATE ASSETS

        If at any time when the Corporation is able to meet its liabilities then matured, pursuant to the affirmative vote of the holders of at least a majority of the shares having voting power, given at a general or special shareholders' meeting called for that purpose, the board of directors shall have power and authority, by resolution adopted at any regular or special meeting called for that purpose, to sell, lease or exchange, or make any other disposition of all of the assets of the Corporation, including its good will, franchise, and/or other rights, upon such terms and conditions as it deems expedient, including an exchange for shares and/or securities of another corporation, domestic or foreign; and if the Corporation is unable to meet the liabilities then matured, the board of directors by a majority vote of the whole board shall have power and authority to make such sale, lease, exchange or other disposition, as aforesaid, without the vote or consent aforesaid, of the shareholders.

                                ARTICLE XIV

        No director or officer shall be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of fiduciary duty by such director or officer as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law (a) for breach of the director's or officer's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for liability under R.S. 12:92(D), or (d) for any transaction from which the director or officer derived an improper personal benefit. If the Louisiana Business Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability or directors or officers, then the liability of a director of officer of the Corporation, in addition to the limitation on personal liability of a director or officer provided herein, shall be limited to the fullest extent permitted by the amended Louisiana Business Corporation Law. No amendment to or repeal of this Article XIV shall apply to or have any effect on the liability or alleged liability to any acts or omissions of such director or officer occurring prior to such amendment.

        These Restated Articles of Incorporation are dated March 12, 1999.

                                 PICCADILLY CAFETERIAS, INC.

                                    By: /S/ RONALD A. LABORDE
                                           Ronald A. LaBorde, President


                                    By: /S/ MARK L. MESTAYER
                                            Mark L. Mestayer, Secretary

                              ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF EAST BATON ROUGE


        BEFORE ME, the undersigned authority, personally came and appeared Ronald A. LaBorde and Mark L. Mestayer to me known to be the persons who signed the foregoing instrument as President and Secretary of Piccadilly Cafeterias, Inc., respectively, and who, having been duly sworn, acknowledged and declared, in the presence of the two witnesses whose names are subscribed below, that they signed such instrument as their free act and deed for the purposes mentioned therein.

        IN WITNESS WHEREOF, the appearers, witnesses and I have hereunto affixed our hands on this 12th day of March, 1999, at Baton Rouge, Louisiana.


WITNESSES:


/S/ MARY E. RANDALL                   /S/ RONALD A. LABORDE
                                      Ronald A. LaBorde


/S/ SHARON S. BROWN                   /S/ MARK L. MESTAYER
                                      Mark L. Mestayer



                           /S/ SHARON M. TAYLOR
                               NOTARY PUBLIC